Exhibit 99.1

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DESIGNATION (IF ANY)
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Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒
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Electronic Voting Instructions
You can vote by Internet or telephone!
Available 24 hours a day, 7 days a week!
Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Proxies submitted by the Internet or telephone must be received by 11:59 p.m. Eastern Time, on July 30, 2009.

Vote by Internet • Log on to the Internet and go to www.investorvote.com/ALNR • Follow the steps outlined on the secured website.

Vote by telephone
   • Call toll free 1-800-652-VOTE (8683) within the United
       States, Canada & Puerto Rico any time on a touch tone
       telephone. There is NO CHARGE to you for the call.
• Follow the instructions provided by the recorded message.

Special Meeting Proxy Card	C0123456789	12345

▼  IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

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A	Proposals — The Board of Directors recommends a vote FOR Proposals 1 and 2.

		For	Against	Abstain
1.	To adopt the Agreement and Plan of Merger, dated as of May 11, 2009, between Alpha Natural Resources, Inc. and Foundation Coal Holdings, Inc., as described in the joint proxy statement/prospectus, dated June , 2009 (pursuant to which Alpha Natural Resources, Inc. will merge with and into Foundation Coal Holdings, Inc.).	☐	☐	☐

		For	Against	Abstain
2.	To approve adjournments of the Alpha Natural Resources, Inc. Special Meeting, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the Alpha Natural Resources, Inc. Special Meeting to approve the above proposal.	☐	☐	☐

B	Non-Voting Items

Change of Address — Please print new address below.	Meeting Attendance

	Mark box to the right if you plan to attend the Special Meeting.	☐

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below
Please sign exactly as your name or names appear on this proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Date (mm/dd/yyyy) — Please print date below.		Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.

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YOUR VOTE IS IMPORTANT!
If you do not vote by telephone or Internet, please sign and date this proxy card and return it in the enclosed postage-paid envelope to Proxy Services, c/o Computershare Investor Services, P.O. Box 43101, Providence, RI 20940-5067. If you vote by telephone or Internet, it is not necessary to return this proxy card.
▼  IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED POSTAGE-PAID ENVELOPE.  ▼

Special Meeting Proxy Card — ALPHA NATURAL RESOURCES, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE
SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON JULY 31, 2009.
The undersigned stockholder of Alpha Natural Resources, Inc. (the “Company”) hereby appoints Michael J. Quillen, Eddie W. Neely and Vaughn R. Groves, and each of them, the proxies of the undersigned, with power to act without the other and with full power of substitution, to attend and represent the undersigned at the Special Meeting of Stockholders of the Company to be held at the New York Marriott Downtown, located at 85 West Street at Albany Street, New York, New York 10006, on July 31, 2009, at 8:30 a.m. Eastern Time and at any adjournment or postponement thereof, and to vote all of such shares that the undersigned is entitled to vote at such Special Meeting or at any adjournment or postponement thereof, as stated on the reverse side.
When properly executed, this proxy will be voted in the manner directed by the undersigned stockholder. If no instructions are specified, this proxy, if signed and dated, will be voted “FOR” on Proposals 1 and 2. If any other business is properly presented at the Special Meeting or any adjournment of the Special Meeting, this proxy will be voted by the named proxies in their discretion. At the present time, the Board of Directors knows of no other business to be presented at the Special Meeting.
Should the undersigned be present and elect to vote at the Special Meeting or any adjournment or postponement thereof and after notification in writing to the Secretary of the Company at the Special Meeting of the undersigned’s decision to terminate this proxy at any time before its exercise, then the power of such proxies shall be deemed terminated and of no further force and effect.
PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED POSTAGE-PAID ENVELOPE.
(Continued and to be signed on the reverse side)